                                                                    EXHIBIT 24.2





                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Heartland Communications & Management, Inc.
Heartland Capital Corporation
ATB Productions, L.L.C.

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our reports dated April 25, 1997 and September 19, 1997, on our audits of the financial statements of Heartland Communications & Management, Inc., Heartland Capital Corporation and ATB Productions, L.L.C.. Each of our reports contains an explanatory paragraph regarding the Companies' ability to continue as going concerns.



     We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

                                                   /s/BDO SEIDMAN, LLP
                                                   ---------------------
                                                      BDO SEIDMAN, LLP



Washington, D.C.
February 13, 1998